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                                                                   Exhibit 10.17

                                   AGREEMENT

     AGREEMENT, dated as of June 21, 1996, among Shields Enterprises, Inc., a Delaware corporation ("SEI"), and Fidelis N. Umeh ("Umeh").

                              W I T N E S S E T H:

     WHEREAS, SEI and Umeh are parties to that certain Agreement, dated December 29, 1988, relative to, among other things, Umeh's employment by SEI (the "Existing Agreement");

     WHEREAS, it is contemplated that SEI will enter into an Agreement and Plan of Reorganization (the "Reorganization Agreement") with Navigation Technologies Corporation, a Delaware corporation ("NavTech"), NT Acquisitions Corporation, a Delaware corporation and a wholly-owned subsidiary of NavTech ("Subsidiary"), and T. Russell Shields pursuant to which Subsidiary will merge into SEI (the "Merger");

     WHEREAS, the Reorganization Agreement will require, as a condition to the Merger, that, as of the effective date of the Merger, all outstanding obligations to Umeh under the Existing Agreement will have been satisfied in full, the Existing Agreement will have been terminated and Umeh will have executed and delivered a written release in favor of SEI (the "Conditions");

     WHEREAS, SEI and Umeh desire, among other things, to enter into this Agreement for the purpose of satisfying the Conditions;

     NOW, THEREFORE, in consideration of the premises, the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Termination of Existing Agreement.  The Existing Agreement will
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terminate in its entirety, and be of no further force or effect whatsoever, on the Effective Date (as such term is defined in Section 4) upon the satisfaction or waiver of the conditions set forth in Section 4; provided, however, that notwithstanding the foregoing, Umeh will continue to be entitled to receive from SEI the compensation, fringe benefits, reimbursement for expenses and benefits under the profit participation plans contemplated by
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Sections 4, 5, 6 and 7, respectively, of the Existing Agreement to the extent not paid and satisfied through the Effective Date; and, further provided, that Umeh's non-competition and nondisclosure covenants contained in Sections 9 and 10, respectively, of the Existing Agreement shall survive any such termination.

     2. Issuance of SEI Shares.  In consideration of the termination of the
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Existing Agreement, and in lieu of any and all compensation or other benefits that would otherwise be due and owing to Umeh by SEI or any of its affiliates pursuant to the Existing Agreement by reason of the Merger and/or termination of Umeh's employment with SEI (including, without limitation, any amounts that would be payable pursuant to Sections 8 and 12 of the Existing Agreement), SEI will issue to Umeh on the Effective Date (or, if requested by written notice from Umeh to SEI, promptly upon such earlier date as Umeh may request following receipt by Umeh of advice from his counsel that the initial public offering of NavTech common stock referred to in Section 4 is reasonably likely to be completed) 657 shares of SEI common stock, resulting (after such issuance) in there being an aggregate of 11,421 shares of SEI common stock outstanding immediately prior to the consummation of the Merger. Notwithstanding the foregoing, the number of shares of SEI common stock to be issued to Umeh pursuant to this Section 2 (and, correspondingly, the number of shares of SEI common stock to be outstanding immediately prior to the consummation of the Merger) will be subject to increase or decrease depending upon whether the number of shares of NavTech common stock to be issued to SEI's shareholders pursuant to the Merger (the "Merger Shares") is more or less than 42,000,000 (as currently constituted prior to the reverse stock split referred to in the Reorganization Agreement and excluding, for purposes of this calculation, the sum of (i) the number of shares of NavTech common stock owned of record and beneficially solely by SEI immediately prior to the consummation of the Merger plus (ii) 1,585,000 shares of NavTech common stock). The amount of such increase or decrease in the number of shares of SEI common stock to be issued to Umeh shall be the number of shares of SEI common stock exchangeable (at the exchange ratio established by the Reorganization Agreement) into ten percent (10%) of such increase or decrease in the number of Merger Shares (being similarly calculated prior to the reverse stock split to be more or less than 42,000,000 shares). The shares of SEI common stock to be issued to Umeh pursuant to this Section 2 are hereinafter referred to as the "Umeh Shares". In the event that on or prior to the

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Effective Date there is any change in the capitalization of SEI or NavTech other than as contemplated in the latest draft of the Reorganization Agreement provided to Umeh prior to the date hereof or any other change in the Reorganization Agreement not specifically approved in writing by Umeh, the number of Umeh Shares shall be recalculated in a fair and equitable manner consistent with the intent of the parties as reflected in this Agreement based upon the present capitalization of SEI and NavTech (prior to the reverse stock split) and the latest draft of the Reorganization Agreement provided to Umeh prior to the date hereof.

     3. Releases.  Effective as of the Effective Date, Umeh hereby releases SEI
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and its officers, directors, shareholders, employees, representatives, agents, affiliates, successors and assigns from and against any and all claims, actions and causes of action, known or unknown, that he may have against the released persons under or with respect to the Existing Agreement and any transactions contemplated thereby; provided, however, that this release shall not extend or apply to the agreements and covenants of SEI contained in this Agreement. Effective as of the Effective Date, SEI hereby releases Umeh from and against any and all claims, actions, and causes of actions, known or unknown, that it may have against Umeh under or with respect to the existing Agreement; provided, however, that this release shall not extend or apply to the agreements and covenants of Umeh contained in this Agreement.

     4. Effective Date.  As used in this Agreement, "Effective Date" means the
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date upon which the Merger is consummated in the manner contemplated by the
Merger Agreement or such earlier date that the Umeh Shares are issued to Umeh in the manner contemplated in Section 2. In either case, the issuance of the Umeh Shares pursuant to this Agreement shall be deemed to have occurred prior to the consummation of the Merger, with the effect that the Umeh Shares shall be deemed to be issued and outstanding shares of SEI common stock as of the effective time of the Merger entitling Umeh to receive shares of NavTech common stock in exchange for the Umeh Shares pursuant to the Merger.

     Notwithstanding anything to the contrary contained herein, this Agreement shall terminate and be of no further force or effect whatsoever (except as provided in the immediately following paragraph) in the event that (i) the Merger is not consummated by October 1, 1996 or (ii) an initial public offering of NavTech

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common stock (which initial public offering is a condition to NavTech's and
SEI's obligation to consummate the Merger) shall not close immediately prior to or concurrently with the consummation of the Merger, or shall not be ready to close immediately following the consummation of the Merger.

     Upon any termination of this Agreement, Umeh shall immediately transfer to SEI any and all of the Umeh Shares that were issued to him prior to such termination. Umeh agrees to immediately execute and deliver to SEI any and all documents, instruments and agreements (including, without limitation, stock certificates together with stock powers endorsed in blank or to SEI's order) as may be reasonably required in order to effectuate the foregoing transfer, and Umeh hereby appoints SEI as his agent and attorney-in-fact to execute and deliver any and all such documents, instruments and agreements for and on his behalf (which appointment is agreed to be irrevocable and coupled with an interest in the Umeh Stock). Unless and until the Merger is consummated, Umeh shall not sell, transfer, assign, pledge, hypothecate or otherwise dispose of the Umeh Shares (except in the manner contemplated in this paragraph) and shall keep and maintain the Umeh Shares free and clear of any and all liens, pledges, security interests, claims and other encumbrances of any kind or nature whatsoever. In addition, until the Merger is consummated, SEI shall be entitled to possession of the stock certificate(s) evidencing the Umeh Shares. SEI shall provide Umeh with copies of the stock certificate(s) evidencing the Umeh Shares promptly upon their issuance.

     5.  General Provisions.
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     (a) Expenses.  Each party shall bear its own expenses incident to this
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         Agreement and the transactions contemplated hereby, including, without limitation, all fees of counsel, accountants and consultants.

     (b) Notices. All notices, requests, claims, demands and other
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         communications hereunder shall be in writing and shall be given or made
         (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by messenger, by overnight courier service, by facsimile transmission or by registered or certified mail to the respective parties at the following addresses (or at such other address for a party it shall have specified in a

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         notice given in accordance with this Section 5(b)):

               (i)  if to SEI:

                    SEI Information Technology
                    212 East Ohio
                    2nd Floor
                    Chicago, Illinois 60611
                    Attention:  Mitchell Morris
                    Telecopy:  312 440-8373

                    with a copy to:

                    Neal, Gerber & Eisenberg
                    Two North LaSalle Street
                    Suite 2200
                    Chicago, Illinois 60602
                    Attention:  Marshall E. Eisenberg, Esq.
                    Telecopy: 312-269-1747

              (ii)  if to Umeh:

                    Fidelis N. Umeh
                    1121 East 49th Street
                    Chicago, Illinois 60615-1907
                    Telecopy:  312-538-0709

                    with a copy to:

                    McDermott Will & Emery
                    227 W. Monroe Street
                    Chicago, Illinois 60606
                    Attention:  John H. McDermott, Esq.
                    Telecopy:  312-984-3669

     (c) Headings.  The descriptive headings contained in this Agreement are for
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         convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     (d) Severability.  If any term or other provision of this Agreement is
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         invalid, illegal or incapable of being enforced by virtue of any law or public policy, all other

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          terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

     (e)  Entire Agreement.  This Agreement constitutes the entire agreement of
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          the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties hereto with respect to the subject matter hereof.

     (f)  Successors and Assigns.  This Agreement shall be binding upon and
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          inure to the benefit of the parties hereto and their respective successors and assigns.

     (g)  Amendment; Waiver.  This Agreement may not be amended or modified
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          except by an instrument in writing signed by, or on behalf of, all of the parties hereto. Any party to this Agreement may (i) extend the time for the performance of any of the obligations or other acts of any other party or (ii) waive compliance with any of the agreements or conditions of any other party contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

     (h)  Governing Law: Arbitration: Injunctive and Other Relief.  This
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          Agreement shall be governed by and construed and enforced in accordance with the laws of the State of

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          Illinois applicable to agreements made and to be performed entirely in
          Illinois. Each party hereby irrevocably consents to the exclusive jurisdiction of the federal and state courts located in Chicago, Illinois with respect to any actions which may arise in connection with this Agreement and are not required by this Section 5(h) to be arbitrated. Except as provided in this Section 5(h), any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association in accordance with its commercial Arbitration Rules, and judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

          Within fifteen (15) days after the commencement of arbitration, each party shall each select one person to act as arbitrator and the two selected shall select a third arbitrator within ten (10) days of their appointment. If the arbitrators so selected are unable or fail to agree upon the third arbitrator, or if either party fails to appoint an arbitrator, such arbitrator or arbitrators shall be selected by the American Arbitration Association.

          Each of the parties to this Agreement acknowledges that a breach of this Agreement may cause the other party irreparable harm which may not be adequately compensated by money damages. Therefore, in the event of a breach or threatened breach by a party, injunctive or other equitable relief will be available to the other party, and any arbitrator acting pursuant to this Agreement shall have the authority to provide such injunctive or other equitable relief. Remedies provided herein are not exclusive.

          The arbitrators shall have the authority to award such remedies or relief that a court of the State of Illinois could order or grant in an action governed by Illinois law, including, without limitation, specific performance of any obligation created under this Agreement, the issuance of an injunction, or the imposition of sanctions for abuse or frustration of the arbitration process. The

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          arbitration proceedings shall be conducted in Chicago, Illinois.

          Notwithstanding the foregoing, any party may bring and pursue an action in any Federal or State court located in Chicago, Illinois seeking provisional relief, including a temporary restraining order or preliminary injunction, pending an arbitration proceeding. Any provisional relief obtained shall be discontinued once the arbitrators have assumed jurisdiction and ordered such discontinuance.

     (i)  Further Action.  Each of the parties hereto shall use all reasonable
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          efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things reasonably necessary, proper or advisable under applicable law, and execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and consummate and make effective the transactions contemplated by this Agreement.

     (j)  Counterparts.  This Agreement may be executed in one or more
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          counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

                                        SHIELDS ENTERPRISES, INC.,
                                         a Delaware corporation


                                        By: /s/ Mitchell Morris
                                           ---------------------------

                                        /s/ Fidelis N. Umeh
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                                        Fidelis N. Umeh

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